Exhibit 99.1

[Pfizer Logo]

August 5, 2009

Kay Wagoner, Ph.D.

CEO

Icagen Inc.

4222 Emperor Boulevard, Suite 350

Durham, NC 27703

Re:    Six week extension of the existing agreement

Dear Dr. Wagoner:

Pfizer and Icagen have been engaged in discussions regarding an extension and amendment of the Collaborative Research & License Agreement, dated August 13, 2007 (the “Agreement”). As we continue such discussions, to assure continuity of the Research program, we wish to extend the Research Term until September 30, 2009 under the same terms and conditions of the Agreement, including without limitation the research funding as described under Section 4.2 of the Agreement. Capitalized terms in this letter that are not defined have the meanings ascribed in the Agreement.

If you are in agreement, please sign below and return the signed copy to Dr. Paul Armond, Pfizer, Inc.

Regards,

/s/ Toni M. Hoover
Toni M. Hoover, PhD
Senior Vice President
Director, Groton/New London Laboratories

Icagen, Inc.

By:	/s/ P. Kay Wagoner
Name:	P. Kay Wagoner, Ph.D.
Title:	CEO
Date:	August 12, 2009